UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2003

FACT CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-17232 (Commission File Number)	84-0888594 (IRS Employer Identification Number No.)

1530 9th Avenue S.E., Calgary, Alberta T2G 0T7
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 204-0260

_____________________________________________
(Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant.

Not Applicable

ITEM 2. Acquisition or Disposition of Assets

FACT Corporation, a Colorado corporation ("FACT"), today announced that it will be distributing all of the issued and outstanding shares of the common stock of its wholly-owned subsidiary, Capital Reserve Canada Limited, an Alberta corporation ("CRCL"), to the shareholders of FACT. FACT has set March 3, 2003, as the record date for shareholders of record to participate in this distribution. Shareholders that are beneficial shareholders of FACT's Class A Common Stock as of March 3, 2003, will receive shares of CRCL in proportion to the shares of FACT's Class A common stock owned by such shareholders. Each shareholder will receive one (1) share of CRCL for every five (5) shares of FACT Class A Common Stock owned by such shareholder. Holders of FACT's Class C Common Stock do not have the right to participate in this distribution.

CRCL was incorporated in the Province of Alberta, Canada, on December 8, 1999 for the purpose of locating and acquiring oil and gas properties. CRCL owns a 5% interest in six wells and a gathering facility in a producing oil and gas field known as Chestermere located in Alberta, Canada and revenues are generated from sales of oil, gas and natural gas liquids. CRCL has participated in programs for the ongoing development of this property since it acquired the property in March 2000.

FACT intends that prior to the spin-off of CRCL individuals with oil and gas industry experience, who are independent of FACT, will be appointed as officers and directors of CRCL. As a result, CRCL will be managed separately from FACT. All presently existing officers and directors of CRCL, other than Mr. W. Scott Lawler, will resign from CRCL prior to the spin-off. Mr. Lawler, who is also a member of the Board of Directors of FACT, will continue in his present positions as CRCL's Secretary-Treasurer and as a member of the CRCL Board of Directors.

As part of FACT's plan to establish an independent management team for CRCL, on February 13, 2002, Mr. N. Desmond Smith was appointed to the CRCL Board of Directors. Mr. Smith, B.Sc., Geology, is currently a Director of Texas T Resources Inc. and a consulting Geologist specializing in management of exploration, geological and geophysical definition of reservoirs, and the drilling and production of hydrocarbons. Mr. Smith has previous experience with publicly traded companies listed on both the TSX Venture Exchange and Toronto Stock Exchange and has filled such positions as President, CEO, COO and Director. Mr. Smith will oversee the management and operations of CRCL's oil and gas assets and will focus on implementation of a corporate growth plan.

Plans for CRCL's business and management of its existing oil and gas property will be detailed in the filings that will be made prior to the spin-off, described below.

As of December 31, 2003, CRCL is in debt to FACT in the amount $636,564.25. As part of the spin-off, this debt will remain on the accounts of CRCL and the repayment terms will be negotiated by the Boards of FACT and CRCL after CRCL'S independent board is in place.

This distribution of the shares of CRCL will be done pursuant to the regulations of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act of 1933 (the "Securities Act"). The shares will not be distributed until CRCL has on file with the SEC an effective Form 20-F Registration Statement and also an Information Statement on Schedule 14C. At that point, the shares of CRCL will be distributed to FACT's shareholders of record as of March 3, 2003. The distribution will be done in accordance with SEC Staff Legal Bulletin No. 4. The distribution of the shares will not be deemed to be a "sale" pursuant to Section 2(3) of the Securities Act. Moreover, pursuant to Rule 144 promulgated by the SEC under the Securities ACT, shares distributed generally will not be regarded as "restricted shares". CRCL will also apply to the National Association of Dealers ("NASD") for approval for the quotation of its common stock on the OTC/BB.

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ITEM 3. Bankruptcy or Receivership

Not Applicable

ITEM 4. Changes in Registrants' Certifying Amendments

Not Applicable

ITEM 5. Other Event and Regulation FD Disclosure

Not Applicable

ITEM 6. Resignation of Registrants' Directors

Not Applicable

ITEM 7. Financial Statements and Exhibits

Not Applicable

ITEM 8. Change in Fiscal Year

Not Applicable

ITEM 9. Regulation FD Disclosure

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 3, 2003

FACT CORPORTION By: /s/ Jacqueline Danforth Name: Jacqueline Danforth Title: President

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